CONFIDENTIAL TREATMENT	EXHIBIT 4.17

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT

TREATS AS PRIVATE OR CONFIDENTIAL

Supplemental Agreement No. 14

to

Purchase Agreement No. 2191

between

The Boeing Company

and

COPA Holdings, S.A., Inc. Relating to

Boeing Model 737 Aircraft

THIS SUPPLEMENTAL AGREEMENT entered into as of                 , 2007 by and between THE BOEING COMPANY, a Delaware corporation with its principal office in Seattle, Washington, (Boeing) and COPA HOLDINGS, S.A., INC. (Customer);

WHEREAS, the parties hereto entered into Purchase Agreement No. 2191 dated November 25, 1998 (the Agreement), as amended and supplemented, relating to Boeing Model 737-7V3 and 737-8V3 aircraft (the Aircraft); and

WHEREAS, Customer and Boeing have come to agreement on the **Material Redacted** and to correct two typographical errors in Supplemental Agreement Number 13; and

WHEREAS, Boeing and Buyer have mutually agreed to amend the Agreement to incorporate the effect of these and certain other changes;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

1.1.	Table of Contents and Tables:

1.2.

Remove and replace, in its entirety the “Table of Contents”, with the “Table of Contents” attached hereto and hereby made a part of the Agreement, to reflect the changes made by this Supplemental Agreement.

1.3.	Table 1-4 entitled “Aircraft Information Table for Model 737- 7V3 Aircraft ” is attached hereto to reflect **Material Redacted** 737-7V3 aircraft from this table.

1.4.	Table 1-5 entitled “Aircraft Information Table for Model 737- 8V3 Aircraft ” is attached hereto to reflect **Material Redacted** aircraft to this table.

1.5.	Page 1 of Supplemental Agreement No 13 is removed and replaced with a new page 1 that corrects the **Material Redacted** in accordance with the agreement between the parties.

1.6.	Page 7 of Letter Agreement 6-1162-LAJR4, Article 17.5 is removed and replaced with a new page 7 that changes **Material Redacted** in accordance with the agreement between the parties.

PA No. 2191	SA No. 14

CONFIDENTIAL TREATMENT	EXHIBIT 4.17

The Purchase Agreement will be deemed to be supplemented to the extent herein provided as of the date hereof and as so supplemented will continue in full force and effect.

Boeing and Customer have each caused this Supplemental Agreement to be duly executed as of the day and year first written above.

THE BOEING COMPANY		COPA HOLDINGS, S.A.

By:		By:

Its:	Attorney-In-Fact	Its:	Chief Executive Officer

PA No. 2191	SA No. 14

CONFIDENTIAL TREATMENT	EXHIBIT 4.17

TABLE OF CONTENTS

ARTICLES	SA NUMBER

1. Quantity, Model and Description	SA 3

2. Delivery Schedule

3. Price

4. Payment	SA 3

5. Miscellaneous

TABLE

1-1 Aircraft Information Table for Model 737-7V3 Aircraft	SA 4
1-2 Aircraft Information Table for Model 737-8V3 Aircraft	SA 5
1-3 Aircraft Information Table for Model 737-7V3 Aircraft	SA 7
1-4 Aircraft Information Table for Model 737-7V3 Aircraft	SA 14
1-5 Aircraft Information Table for Model 737-8V3 Aircraft	SA 14
1-6 Aircraft Information Table for Model 737-8V3 Aircraft	SA 13
1-7 Aircraft Information Table for Model 737-8V3 Aircraft	SA 13
Option Aircraft

EXHIBIT

A-1 Aircraft Configuration for Model 737-7V3 Aircraft	SA 3
A-2 Aircraft Configuration for Model 737-8V3 Aircraft	SA 3

B. Aircraft Delivery Requirements and Responsibilities	SA 3

SUPPLEMENTAL EXHIBITS

AE1. Escalation Adjustment Airframe and Optional Features	SA 10

BFE1. BFE Variables	SA 3

CS1. Customer Support Variables	SA 3

EE1. Engine Escalation/Engine Warranty and Patent Indemnity

SLP1. Service Life Policy Components

PA No. 2191	SA No. 14

i

CONFIDENTIAL TREATMENT	EXHIBIT 4.17

ARTICLES	SA NUMBER

LETTER AGREEMENTS

2191-01 Demonstration Flight Waiver
2191-02 Escalation Sharing
2191-03 Seller Purchased Equipment

RESTRICTED LETTER AGREEMENTS

6-1162-DAN-0123 Performance Guarantees
6-1162-DAN-0124 Special Matters
6-1162-DAN-0155 Airframe Escalation Revision
6-1162-DAN-0156 Year 2000 Ready Software, Hardware and Firmware
6-1162-DAN-0157 Miscellaneous Matters
6-1162-MJB-0017 Special Matters
6-1162-MJB-0030 Special Matters
6-1162-LAJ-874R Special Matters	SA 5
6-1162-LAJ-874R1 Special Matters	SA 6
6-1162-LAJ-874R2 Special Matters	SA 7
6-1162-LAJ-982 Special Matters	SA 8
6-1162-RLL-3852 737-800 Performance Guarantees	SA 9
6-1162-LAJ-982R4 Special Matters	SA 13
6-1162-RLL-3958 737-8V3 Option Aircraft	SA 13

SUPPLEMENTAL AGREEMENTS	DATED AS OF:
Supplemental Agreement No. 1	June 29, 2001
Supplemental Agreement No. 2	December 21, 2001
Supplemental Agreement No. 3	June 14, 2002
Supplemental Agreement No. 4	December 20, 1002
Supplemental Agreement No. 5	October 31, 2003
Supplemental Agreement No. 6	September 9, 2004
Supplemental Agreement No. 7	December 9, 2004
Supplemental Agreement No. 8	April 15, 2005
Supplemental Agreement No. 9	March 16, 2006
Supplemental Agreement No. 10	May 8, 2006
Supplemental Agreement No. 11	August 30 , 2006
Supplemental Agreement No. 12	February 26, 2007
Supplemental Agreement No. 13	April 23, 2007
(2 typographical errors in SA 13 have been corrected in SA 14)
Supplemental Agreement No. 14	August , 2007

PA No. 2191	SA No. 14

ii

CONFIDENTIAL TREATMENT	EXHIBIT 4.17

Table 1-4

Aircraft Information Table Model 737-7V3 Aircraft

Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	737-700	154,500
Engine Model:	CFM56-7B22
Airframe Price:		**Material Redacted**
Optional Features:		**Material Redacted**
Sub-Total of Airframe and Features:		**Material Redacted**
Engine Price (Per Aircraft):		**Material Redacted**
Aircraft Basic Price (Excluding BFE/SPE):		**Material Redacted**
Buyer Furnished Equipment (BFE) Estimate:		**Material Redacted**
Seller Purchased Equipment (SPE) Estimate:		**Material Redacted**

Refundable Deposit/Aircraft at Proposal Accept:		**Material Redacted**
Detail Specification:	D6-38808-42-1 (4/30/2004)
Airframe Price Base Year/Escalation Formula:	Jul-04	ECI-MFG/CPI
Engine Price Base Year/Escalation Formula:	N/A	N/A

Airframe Escalation Data:
Base Year Index (ECI):		**Material Redacted**
Base Year Index (CPI):		**Material Redacted**

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Manufacturer Serial Number	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
					At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
Total:	1

PA No. 2191	SA No. 14

3

CONFIDENTIAL TREATMENT	EXHIBIT 4.17

Table 1-5

Aircraft Information Table Model 737-8V3 Aircraft

Delivery, Description, Price and Advance Payments

Airframe Model/MTOW:	737-8V3	174,200 pounds
Engine Model/Thrust:	CFM56-7B26	26,400 pounds
Airframe Price:		**Material Redacted**
Optional Features:		**Material Redacted**
Sub-Total of Airframe and Features:		**Material Redacted**
Engine Price (Per Aircraft):		**Material Redacted**
Aircraft Basic Price (Excluding BFE/SPE):		**Material Redacted**
Buyer Furnished Equipment (BFE) Estimate:		**Material Redacted**
Seller Purchased Equipment (SPE) Estimate:		**Material Redacted**

Refundable Deposit/Aircraft at Proposal Accept:		**Material Redacted**
Detail Specification:	D6-38808-1 Rev C, dated 5-4-05
Airframe Price Base Year/Escalation Formula:	Jul-04	ECI-MFG/CPI
Engine Price Base Year/Escalation Formula:	N/A	N/A

Airframe Escalation Data:
Base Year Index (ECI):		**Material Redacted**
Base Year Index (CPI):		**Material Redacted**

Delivery Date	Number of Aircraft	Escalation Factor (Airframe)	Manufacturer Serial Number	Escalation Estimate Adv Payment Base Price Per A/P	Advance Payment Per Aircraft (Amts. Due/Mos. Prior to Delivery):
					At Signing 1%	24 Mos. 4%	21/18/12/9/6 Mos. 5%	Total 30%
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**	**Material Redacted**
Total:	4

PA No. 2191	SA No. 14

4

CONFIDENTIAL TREATMENT	EXHIBIT 4.17

Supplemental Agreement No. 13

to

Purchase Agreement No. 2191

between

The Boeing Company and

COPA Holdings, S.A., Inc. Relating to

Boeing Model 737 Aircraft

THIS SUPPLEMENTAL AGREEMENT entered into as of , 2007 by and between THE BOEING COMPANY, a Delaware corporation with its principal office in Seattle, Washington, (Boeing) and COPA HOLDINGS, S.A., INC. (Customer);

WHEREAS, the parties hereto entered into Purchase Agreement No. 2191 dated November 25, 1998 (the Agreement), as amended and supplemented, relating to Boeing Model 737-7V3 and 737-8V3 aircraft (the Aircraft); and

WHEREAS, Customer and Boeing have come to agreement on **Material Redacted** and **Material Redacted**; and

WHEREAS, Boeing and Buyer have mutually agreed to amend the Agreement to incorporate the effect of these and certain other changes;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

1.1.	Table of Contents, Tables and Letter Agreements:

1.2.

Remove and replace, in its entirety the “Table of Contents”, with the “Table of Contents” attached hereto and hereby made a part of the Agreement, to reflect the changes made by this Supplemental Agreement.

1.3.	Table 1-4 entitled “Aircraft Information Table for Model 737- 7V3 Aircraft ” is attached hereto to reflect the **Material Redacted** for the **Material Redacted** 737-7V3 Aircraft.

1.4.	Table 1-5 entitled “Aircraft Information Table for Model 737- 8V3 Aircraft ” is attached hereto to reflect the **Material Redacted** 737-8V3 Aircraft.

1.5.	Table 1-6 entitled “Aircraft Information Table for Model 737- 8V3 Aircraft ” is attached hereto to reflect the scheduled delivery months for the 737-8V3 Aircraft of **Material Redacted**.

PA No. 2191	SA No. 14

5

17.5	**Material Redacted**

17.6	**Material Redacted**

18.	**Material Redacted**

19.	**Material Redacted**

20.

Confidentiality. Customer understands that certain commercial and financial information contained in this Letter Agreement are considered by Boeing as confidential. Customer agrees that it will treat this Letter Agreement and the information contained herein as confidential and will not, without the prior written consent of Boeing, disclose this Letter Agreement or any information contained herein to any other person or entity except its counsel and/or auditors or as otherwise required by law or legal process.

PA No. 2191	SA No. 14